Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad/Graphics Reports Second Quarter and Year-to-Date June 2015 Results

Company increases Free Cash Flow by $45 million and is on target to generate $180 million to $200 million in 2015

Highlights:

•	Generated second quarter net sales of $1.1 billion and Adjusted EBITDA of $90 million.

•	Achieved Free Cash Flow of $40 million year-to-date, representing a $45 million increase over prior year.

•	Narrows full-year 2015 guidance for net sales to a range of $4.8 billion to $4.9 billion, and Adjusted EBITDA to a range of $500 million to $520 million.

•	Declared quarterly dividend of $0.30 per share.

SUSSEX, WI, August 4, 2015 — Quad/Graphics, Inc. (NYSE: QUAD) ("Quad/Graphics" or the "Company") today reported results for its second quarter ending June 30, 2015. The reported results include Brown Printing Company ("Brown Printing") from the day of acquisition on May 30, 2014. For full financial results, including reconciliations of non-GAAP financial measures, please see the accompanying information.

"We are pleased with our continued solid Free Cash Flow generation, which is the foundation of our strong balance sheet and enables us to deploy capital in ways that generate value for the Company and our shareholders," said Joel Quadracci, Quad/Graphics Chairman, President & Chief Executive Officer. "Our ability to generate strong Free Cash Flow comes from ongoing strategic investments in our core print platform, including technology, automation and processes that drive productivity and efficiencies. Our second quarter operating results reflect ongoing industry headwinds, a sluggish advertising environment for publishers and a less than robust retail environment, all of which impacted our sales. As we continue on our transformational journey, we remain committed to helping our clients perform better in today's rapidly changing world through innovative and integrated solutions that capitalize on print's ability to connect with other media channels to drive engagement and response while also reducing overall costs."

Net sales for the second quarter 2015 were $1.1 billion, representing a 1.8% decrease from second quarter of 2014. Second quarter Adjusted EBITDA was $90 million compared to $102 million for the same period in 2014, and Adjusted EBITDA margin was 8.4% compared to 9.3% in 2014. The Adjusted EBITDA variance primarily reflects ongoing industry volume and pricing pressures partially offset by incremental earnings from acquisitions.

For the first six months of 2015, net sales were $2.2 billion, representing a 0.7% decrease from the first six months of 2014. Year-to-date Adjusted EBITDA was $191 million as compared to $209 million for the same period in 2014, and Adjusted EBITDA margin was 8.8% as compared to 9.5% in 2014. Free Cash Flow was $40 million for the first six months of 2015, an increase of $45 million over the prior year due to sustainable improvements in the cash conversion process primarily impacting working capital as well as the receipt of a $10 million acquisition termination fee from Courier Corporation, which was excluded from Adjusted EBITDA as a non-recurring gain.

"Based on our results thus far and expectations for the remainder of 2015, we are narrowing guidance for net sales and Adjusted EBITDA," said Dave Honan, Quad/Graphics Executive Vice President and Chief Financial Officer. "We expect full-year 2015 net sales to be in the range of $4.8 billion to $4.9 billion, narrowed from our prior guidance range of $4.8 billion to $5.0 billion, and full-year 2015 Adjusted EBITDA to be in the range of $500 million to $520 million, narrowed from our prior guidance range of $500 million to $540 million. We continue to believe Quad/Graphics will be a significant Free Cash Flow generator and, because of the sustainable improvements impacting working capital, we remain confident in full-year 2015 Free Cash Flow guidance of $180 million to $200 million. Going forward, we will continue to maintain a strong balance sheet, which enables us to pursue compelling investment opportunities, deleverage the balance sheet through debt and pension liability reductions, and return cash to our shareholders."

Quad/Graphics' next quarterly dividend of $0.30 per share will be payable on September 18, 2015, to shareholders of record as of September 7, 2015.

Quarterly Conference Call

Quad/Graphics (NYSE: QUAD) will hold a conference call at 10 a.m. ET / 9 a.m. CT on Wednesday, August 5, to discuss second quarter 2015 results.

Participants can pre-register for the webcast by navigating to http://dpregister.com/10068158. Participants will be given a unique PIN to gain immediate access to the call on August 5, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time.

Alternatively, participants without internet access may dial in on the day of the call as follows:

•	U.S. Toll-Free: 1-877-328-5508

•	International Toll: 1-412-317-5424

Telephone playback will be available beginning about one hour after the conference call ends and will be accessible as follows:

•	U.S. Toll-Free: 1-877-344-7529

•	International Toll: 1-412-317-0088

•	Replay Access Code: 10068158

The playback will be available until September 7, 2015.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results, financial condition, revenue, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "foresee," "project," "believe," "continue" or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company's expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of decreasing demand for printed materials and significant overcapacity in the highly competitive commercial printing industry creates downward pricing pressures; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of electronic media and similar technological changes, including digital substitution by consumers; the impact of changing future economic conditions; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the failure to successfully identify, manage, complete and integrate acquisitions and investments; the impact of changes in postal rates, service levels or regulations; the impact of increased business complexity as a result of the Company's entry into additional markets; the impact of fluctuations in costs (including labor and labor-related costs, energy costs, freight rates and raw materials) and the impact of fluctuations in the availability of raw materials; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, privacy and environmental laws; the impact on the holders of Quad/Graphics class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; the impact of risks associated with the operations outside of the United States; significant capital expenditures may be needed to maintain the Company’s platform and processes and to remain technologically and economically competitive; and the other risk factors identified in the Company’s most recent Annual Report on Form 10-K, as such may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as Non-GAAP), specifically Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow. Adjusted EBITDA is defined as net earnings (loss) attributable to Quad/Graphics common shareholders plus interest expense, income tax expense (if applicable), depreciation and amortization, restructuring, impairment and transaction-related charges, non-cash goodwill impairment charges, and loss on debt extinguishment, and less income tax benefit (if applicable). Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Free Cash Flow is defined as net cash provided by operating activities less purchases of property, plant and equipment. These measures are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

About Quad/Graphics

Quad/Graphics (NYSE: QUAD), a leading global provider of print and media solutions, is redefining print in today’s multichannel media world by helping marketers and publishers capitalize on print's ability to complement and connect with other media channels. With consultative ideas, worldwide capabilities, leading-edge technology and single-source simplicity, Quad/Graphics has the resources and knowledge to help a wide variety of clients in distinct vertical industries, including but not limited to retail, publishing, insurance, financial and healthcare. The Company helps clients perform better in today's rapidly changing world through innovative solutions that improve efficiencies, reduce costs, lift response and increase revenue. Quad/Graphics provides a diverse range of print and related products, services and solutions from multiple locations throughout North America, South America and Europe.

Investor Relations Contact:
Kyle Egan
Manager of Treasury and Investor Relations, Quad/Graphics
414-566-2482
Kyle.Egan@qg.com

Media Contact:
Claire Ho
Director of Corporate Communications, Quad/Graphics
414-566-2955
Claire.Ho@qg.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended June 30, 2015 and 2014
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended June 30,
	2015	2014
Net sales	$1,079.0	$1,099.0

Cost of sales	876.7	892.9
Selling, general and administrative expenses	110.4	100.4
Depreciation and amortization	83.4	85.3
Restructuring, impairment and transaction-related charges	34.3	19.9
Total operating expenses	1,104.8	1,098.5

Operating income (loss)	$(25.8)	$0.5

Interest expense	21.6	23.5
Loss on debt extinguishment	—	6.0

Loss before income taxes and equity in loss of unconsolidated entities	(47.4)	(29.0)

Income tax benefit	(3.8)	(9.6)

Loss before equity in loss of unconsolidated entities	(43.6)	(19.4)

Equity in loss of unconsolidated entities	(1.5)	(3.4)

Net loss attributable to Quad/Graphics common shareholders	$(45.1)	$(22.8)

Loss per share attributable to Quad/Graphics common shareholders:
Basic and diluted	$(0.94)	$(0.48)

Weighted average number of common shares outstanding:
Basic and diluted	47.9	47.5

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2015 and 2014
(in millions, except per share data)
(UNAUDITED)

	Six Months Ended June 30,
	2015	2014
Net sales	$2,187.0	$2,201.8

Cost of sales	1,772.1	1,785.5
Selling, general and administrative expenses	220.1	203.9
Depreciation and amortization	164.7	169.1
Restructuring, impairment and transaction-related charges	44.4	31.8
Goodwill impairment	23.3	—
Total operating expenses	2,224.6	2,190.3

Operating income (loss)	$(37.6)	$11.5

Interest expense	44.1	44.4
Loss on debt extinguishment	—	6.0

Loss before income taxes and equity in loss of unconsolidated entities	(81.7)	(38.9)

Income tax benefit	(4.8)	(10.8)

Loss before equity in loss of unconsolidated entities	(76.9)	(28.1)

Equity in loss of unconsolidated entities	(3.4)	(3.8)

Net loss	$(80.3)	$(31.9)

Net loss attributable to noncontrolling interests	—	0.3

Net loss attributable to Quad/Graphics common shareholders	$(80.3)	$(31.6)

Loss per share attributable to Quad/Graphics common shareholders
Basic and diluted	$(1.68)	$(0.67)

Weighted average number of common shares outstanding
Basic and diluted	47.8	47.4

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2015 and December 31, 2014
(in millions)
(UNAUDITED)

	June 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$13.6	$9.6
Receivables, less allowances for doubtful accounts	610.2	766.2
Inventories	289.4	287.8
Prepaid expenses and other current assets	48.6	39.1
Deferred income taxes	69.3	48.4
Restricted cash	30.7	31.2
Total current assets	1,061.8	1,182.3

Property, plant and equipment—net	1,802.9	1,855.5
Goodwill	775.2	775.5
Other intangible assets—net	157.3	149.1
Equity method investments in unconsolidated entities	18.6	42.0
Other long-term assets	65.4	52.8
Total assets	$3,881.2	$4,057.2

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$327.9	$406.9
Amounts owing in satisfaction of bankruptcy claims	1.4	1.4
Accrued liabilities	318.0	358.1
Short-term debt and current portion of long-term debt	100.3	92.0
Current portion of capital lease obligations	4.4	4.2
Total current liabilities	752.0	862.6

Long-term debt	1,367.0	1,299.7
Unsecured notes to be issued	7.4	9.0
Capital lease obligations	9.1	9.7
Deferred income taxes	407.2	384.4
Other long-term liabilities	312.5	339.3
Total liabilities	2,855.2	2,904.7

Shareholders' equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	954.8	971.3
Treasury stock, at cost	(194.2)	(218.8)
Retained earnings	403.7	515.2
Accumulated other comprehensive loss	(139.7)	(116.6)
Total shareholders' equity	1,026.0	1,152.5

Total liabilities and shareholders' equity	$3,881.2	$4,057.2

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2015 and 2014
(in millions)
(UNAUDITED)

	Six Months Ended June 30,
	2015	2014
OPERATING ACTIVITIES
Net loss	$(80.3)	$(31.9)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	164.7	169.1
Impairment charges	24.1	3.1
Goodwill impairment	23.3	—
Loss on debt extinguishment	—	6.0
Stock-based compensation	5.9	8.6
Deferred income taxes	(10.1)	(14.9)
Other non-cash adjustments to net loss	5.3	5.9
Changes in operating assets and liabilities—net of acquisitions	(9.5)	(67.0)

Net Cash Provided by Operating Activities	123.4	78.9

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(83.3)	(83.6)
Cost investment in unconsolidated entities	(1.2)	(4.1)
Proceeds from the sale of property, plant and equipment	2.5	0.4
Proceeds from the sale of cost investment in unconsolidated entities	3.5	—
Transfers from restricted cash	0.5	7.4
Acquisition of businesses—net of cash acquired	(79.9)	(107.8)

Net Cash Used in Investing Activities	(157.9)	(187.7)

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	—	1,047.0
Payments of long-term debt	(44.6)	(710.0)
Payments of capital lease obligations	(2.4)	(4.4)
Borrowings on revolving credit facilities	793.2	675.0
Payments on revolving credit facilities	(678.5)	(844.4)
Payments of debt issuance costs	—	(14.3)
Bankruptcy claim payments on unsecured notes to be issued	(0.1)	(7.4)
Sale of stock for options exercised	2.2	1.3
Shares withheld from employees for the tax obligation on equity grants	(1.6)	(1.0)
Tax benefit (expense) on equity award activity	1.6	(0.8)
Payment of cash dividends	(30.1)	(29.3)

Net Cash Provided by Financing Activities	39.7	111.7

Effect of exchange rates on cash and cash equivalents	(1.2)	1.4

Net Increase in Cash and Cash Equivalents	4.0	4.3

Cash and Cash Equivalents at Beginning of Period	9.6	13.1

Cash and Cash Equivalents at End of Period	$13.6	$17.4

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three and Six Months Ended June 30, 2015 and 2014
(in millions)
(UNAUDITED)

	Net Sales	Operating Income (Loss)	Restructuring, Impairment and Transaction-Related Charges (1)	Goodwill Impairment (1)
Three months ended June 30, 2015
United States Print and Related Services	$985.7	$12.6	$8.1	$—
International	93.3	(27.9)	24.5	—
Total operating segments	1,079.0	(15.3)	32.6	—
Corporate	—	(10.5)	1.7	—
Total	$1,079.0	$(25.8)	$34.3	$—

Three months ended June 30, 2014
United States Print and Related Services	$988.3	$15.1	$15.8	$—
International	110.7	(0.9)	0.2	—
Total operating segments	1,099.0	14.2	16.0	—
Corporate	—	(13.7)	3.9	—
Total	$1,099.0	$0.5	$19.9	$—

Six months ended June 30, 2015
United States Print and Related Services	$1,995.0	$30.3	$22.7	$—
International	192.0	(55.4)	27.4	23.3
Total operating segments	2,187.0	(25.1)	50.1	23.3
Corporate	—	(12.5)	(5.7)	—
Total	$2,187.0	$(37.6)	$44.4	$23.3

Six months ended June 30, 2014
United States Print and Related Services	$1,974.5	$37.4	$25.3	$—
International	227.3	(0.8)	0.7	—
Total operating segments	2,201.8	36.6	26.0	—
Corporate	—	(25.1)	5.8	—
Total	$2,201.8	$11.5	$31.8	$—
______________________________

(1)	Restructuring, impairment and transaction-related charges and non-cash goodwill impairment charges are included within operating income (loss).

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended June 30, 2015 and 2014
(in millions)
(UNAUDITED)

	Three Months Ended June 30,
	2015	2014
Net loss attributable to Quad/Graphics common shareholders	$(45.1)	$(22.8)

Interest expense	21.6	23.5
Income tax benefit	(3.8)	(9.6)
Depreciation and amortization	83.4	85.3

EBITDA (Non-GAAP)	$56.1	$76.4
EBITDA Margin (Non-GAAP)	5.2%	7.0%

Restructuring, impairment and transaction-related charges (1)	34.3	19.9
Loss on debt extinguishment	—	6.0

Adjusted EBITDA (Non-GAAP)	$90.4	$102.3
Adjusted EBITDA Margin (Non-GAAP)	8.4%	9.3%
______________________________

(1)	Operating results for the three months ended June 30, 2015 and 2014, were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended June 30,
	2015	2014
Employee termination charges (a)	$7.4	$12.7
Impairment charges (b)	17.8	2.0
Transaction-related charges (c)	1.0	0.7
Integration costs (d)	2.0	1.9
Other restructuring charges (e)	6.1	2.6
Restructuring, impairment and transaction-related charges	$34.3	$19.9
______________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and involuntary separation programs.

(b)	Impairment charges were for certain buildings and equipment no longer being utilized in production as a result of facility consolidations, as well as the Chile equity method investment.

(c)	Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.

(d)
Integration costs were primarily related to preparing existing facilities to meet new production requirements resulting from work transferring from closed plants, as well as other costs related to the integration of the acquired companies.

(e)	Other restructuring charges were primarily from costs to maintain and exit closed facilities, as well as lease exit charges.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Loss Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net loss as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Six Months Ended June 30, 2015 and 2014
(in millions)
(UNAUDITED)

	Six Months Ended June 30,
	2015	2014
Net loss attributable to Quad/Graphics common shareholders	$(80.3)	$(31.6)

Interest expense	44.1	44.4
Income tax benefit	(4.8)	(10.8)
Depreciation and amortization	164.7	169.1

EBITDA (Non-GAAP)	$123.7	$171.1
EBITDA Margin (Non-GAAP)	5.7%	7.8%

Restructuring, impairment and transaction-related charges (1)	44.4	31.8
Loss on debt extinguishment	—	6.0
Goodwill impairment (2)	23.3	—

Adjusted EBITDA (Non-GAAP)	$191.4	$208.9
Adjusted EBITDA Margin (Non-GAAP)	8.8%	9.5%
______________________________

(1)	Operating results for the six months ended June 30, 2015 and 2014, were affected by the following restructuring, impairment and transaction-related charges:

	Six Months Ended June 30,
	2015	2014
Employee termination charges (a)	$12.5	$18.7
Impairment charges (b)	24.1	3.1
Transaction-related charges (c)	1.8	1.3
Courier termination fee (d)	(10.0)	—
Integration costs (e)	3.8	4.6
Other restructuring charges (f)	12.2	4.1
Restructuring, impairment and transaction-related charges	$44.4	$31.8
______________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and involuntary separation programs.

(b)
Impairment charges were primarily for certain land, building, machinery and equipment no longer being utilized in production as a result of facility consolidations, as well as the Company's Argentina subsidiaries restructuring proceedings, and the Chile equity method investment.

(c)	Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.

(d)
Quad/Graphics received $10.0 million from Courier Corporation ("Courier") during the six months ended June 30, 2015, as a result of the termination of the acquisition of Courier by Quad/Graphics. This non-recurring gain was excluded from the calculation of Adjusted EBITDA.

(e)
Integration costs were primarily related to preparing existing facilities to meet new production requirements resulting from work transferring from closed plants, as well as other costs related to the integration of acquired companies.

(f)	Other restructuring charges were primarily from costs to maintain and exit closed facilities, as well as lease exit charges.

(2)
A $23.3 million non-cash goodwill impairment charge was recorded during the six months ended June 30, 2015, within the Latin America reporting unit in the International segment, triggered primarily by the Company's Argentina subsidiaries restructuring proceedings.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Loss Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net loss as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Six Months Ended June 30, 2015 and 2014
(in millions)
(UNAUDITED)

	Six Months Ended June 30,
	2015	2014
Net cash provided by operating activities	$123.4	$78.9

Less: purchases of property, plant and equipment	(83.3)	(83.6)

Free Cash Flow (Non-GAAP)	$40.1	$(4.7)

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Loss Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net loss as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
DEBT LEVERAGE RATIO
As of June 30, 2015 and December 31, 2014
(in millions, except ratio)
(UNAUDITED)

	June 30, 2015		December 31, 2014
Total debt and capital lease obligations on the condensed consolidated balance sheets	$1,480.8		$1,405.6

Divided by:
Trailing twelve months Adjusted EBITDA for Quad/Graphics (Non-GAAP) (1)	$525.1		$542.6
Pro forma Adjusted EBITDA for Brown Printing (Non-GAAP) (2)	—		5.2
Trailing twelve months Adjusted EBITDA (Non-GAAP)	$525.1		$547.8

Debt Leverage Ratio (Non-GAAP)	2.82	x	2.57	x
______________________________

(1)	The calculation of Adjusted EBITDA for Quad/Graphics for the trailing twelve months ended June 30, 2015, and December 31, 2014, was as follows:

		Add	Subtract	Trailing Twelve Months Ended
	Year Ended	Six Months Ended
	December 31, 2014	June 30, 2015	June 30, 2014	June 30, 2015
Net earnings (loss) attributable to Quad/Graphics common shareholders	$18.6	$(80.3)	$(31.6)	$(30.1)
Interest expense	92.9	44.1	44.4	92.6
Income tax expense (benefit)	20.2	(4.8)	(10.8)	26.2
Depreciation and amortization	336.4	164.7	169.1	332.0
EBITDA (Non-GAAP)	$468.1	$123.7	$171.1	$420.7
Restructuring, impairment and transaction-related charges	67.3	44.4	31.8	79.9
Goodwill impairment	—	23.3	—	23.3
Loss on debt extinguishment	7.2	—	6.0	1.2
Adjusted EBITDA (Non-GAAP)	$542.6	$191.4	$208.9	$525.1

(2)
As permitted by our April 28, 2014 $1.6 billion senior secured credit facility, we included certain pro forma financial information related to the acquisition of Brown Printing when calculating the Debt Leverage Ratio as of December 31, 2014. As the acquisition of Brown Printing was completed on May 30, 2014, the $5.2 million pro forma Adjusted EBITDA represents the period from January 1, 2014 to May 29, 2014. Adjusted EBITDA for Brown Printing was calculated in a consistent manner with the calculation above for Quad/Graphics. Brown Printing's financial information has been consolidated within Quad/Graphics' financial results since the date of acquisition. If the five months of pro forma Adjusted EBITDA for Brown Printing was not included in the calculation, the Company's Debt Leverage Ratio would have been 2.59x as of December 31, 2014.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Loss Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net loss as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED LOSS PER SHARE
For the Three Months Ended June 30, 2015 and 2014
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended June 30,
	2015	2014
Loss before income taxes and equity in loss of unconsolidated entities	$(47.4)	$(29.0)

Restructuring, impairment and transaction-related charges	34.3	19.9
Loss on debt extinguishment	—	6.0
	(13.1)	(3.1)

Income tax benefit at 40% normalized tax rate	(5.2)	(1.2)
	(7.9)	(1.9)

Equity in loss of unconsolidated entities	(1.5)	(3.4)

Adjusted net loss (Non-GAAP)	$(9.4)	$(5.3)

Basic weighted average number of common shares outstanding	47.9	47.5
Plus: effect of dilutive equity incentive instruments	—	—
Diluted weighted average number of common shares outstanding	47.9	47.5

Adjusted Diluted Loss Per Share (Non-GAAP) (1)	$(0.20)	$(0.11)

Diluted Loss Per Share (GAAP)	$(0.94)	$(0.48)
Restructuring, impairment and transaction-related charges per share	0.72	0.42
Loss on debt extinguishment per share	—	0.13
Income tax benefit from condensed consolidated statement of operations per share	(0.08)	(0.20)
Income tax benefit at 40% normalized tax rate per share	0.11	0.03
GAAP to Non-GAAP diluted impact per share	(0.01)	(0.01)
Adjusted Diluted Loss Per Share (Non-GAAP) (1)	$(0.20)	$(0.11)
______________________________

(1)	Adjusted Diluted Loss Per Share excludes: (i) restructuring, impairment and transaction-related charges, (ii) the loss on debt extinguishment and (iii) discrete income tax items.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Loss Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net loss as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED LOSS PER SHARE
For the Six Months Ended June 30, 2015 and 2014
(in millions, except per share data)
(UNAUDITED)

	Six Months Ended June 30,
	2015	2014
Loss before income taxes and equity in loss of unconsolidated entities	$(81.7)	$(38.9)

Restructuring, impairment and transaction-related charges	44.4	31.8
Loss on debt extinguishment	—	6.0
Goodwill impairment	23.3	—
	(14.0)	(1.1)

Income tax benefit at 40% normalized tax rate	(5.6)	(0.4)
	(8.4)	(0.7)

Equity in loss of unconsolidated entities	(3.4)	(3.8)
Net loss attributable to noncontrolling interests	—	0.3

Adjusted net loss (Non-GAAP)	$(11.8)	$(4.2)

Basic weighted average number of common shares outstanding	47.8	47.4
Plus: effect of dilutive equity incentive instruments	—	—
Diluted weighted average number of common shares outstanding	47.8	47.4

Adjusted Diluted Loss Per Share (Non-GAAP) (1)	$(0.25)	$(0.09)

Diluted Loss Per Share (GAAP)	$(1.68)	$(0.67)
Restructuring, impairment and transaction-related charges per share	0.93	0.67
Loss on debt extinguishment per share	—	0.13
Goodwill impairment per share	0.49	—
Income tax benefit from condensed consolidated statement of operations per share	(0.10)	(0.23)
Income tax benefit at 40% normalized tax rate per share	0.12	0.01
Allocation to participating securities per share (2)	—	0.01
GAAP to Non-GAAP diluted impact per share	(0.01)	(0.01)
Adjusted Diluted Loss Per Share (Non-GAAP) (1)	$(0.25)	$(0.09)
______________________________

(1)
Adjusted Diluted Loss Per Share excludes: (i) restructuring, impairment and transaction-related charges, (ii) non-cash goodwill impairment charges, (iii) the loss on debt extinguishment and (iv) discrete income tax items.

(2)	Represents the impact of dividends distributed to non-vested stock option holders in accordance with the two-class method of calculating GAAP earnings per share.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Loss Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net loss as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.